SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (or Date of Earliest Event Reported): October 13, 2000
                                                           ----------------




                            PENDARIES PETROLEUM LTD.
             (Exact name of Registrant as specified in its charter)




              Province of New Brunswick, Canada 1-14754 52-205176
        (State of incorporation or (Commission File Number) (IRS Employer organization) Identification No.)



                                8 Greenway Plaza

                                    Suite 910

                              Houston, Texas 77046
                    (Address of principal executive offices)



                                  713-355-2900

                         (Registrant's telephone number)

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

Item 5.  Other Events

Terms of Share Exchange with Ultra Petroleum

         Pendaries entered into a definitive arrangement agreement (the "Arrangement Agreement") with Ultra Petroleum Corp. ("Ultra"), a Yukon corporation, dated as of October 13, 2000 pursuant to which Ultra proposes to acquire all of Pendaries' issued and outstanding common shares. The transaction will be effected by way of a court sanctioned plan of arrangement (the "Arrangement") under the Business Corporations Act (New Brunswick) and is subject to a number of conditions, including, among others, the receipt of necessary regulatory approvals, the approval of The Court of Queen's Bench of New Brunswick and the approval of the Pendaries and Ultra shareholders at special meetings called for that purpose. Under the Arrangement Agreement, Ultra will issue 1.58 common shares for each Pendaries common share issued and outstanding. Upon completion of the transactions, Pendaries will become a wholly-owned subsidiary of Ultra and existing Pendaries shareholders will own approximately 21% of the then outstanding Ultra common shares. No fractional Ultra common shares will be issued. In the event that the exchange ratio results in a Pendaries shareholder being entitled to a fractional Ultra common share, an adjustment shall be made up to the nearest whole number of Ultra common shares.

Non-Solicitation

         Pursuant to the Arrangement Agreement, neither Pendaries nor any of its subsidiaries may, without the prior written consent of Ultra, directly or indirectly, through officers, directors, employees, representatives, advisors, agents or otherwise, take any action to continue, solicit, initiate or encourage any competing transaction with Ultra and will notify Ultra immediately if any inquiries or proposals with respect to such a competing transaction are received by Pendaries. However, in the event that Pendaries receives an unsolicited inquiry or proposal with respect to a competing transaction, the directors and officers of Pendaries shall be entitled to take such action which its board of directors determines in good faith to be required in order for such directors and officers to fulfill their fiduciary obligations to Pendaries, provided that prior to furnishing any information or engaging in any negotiations with the third party initiating such inquiry or proposal, Pendaries shall have provided written notice of such action to Ultra.

Management and Directors of Ultra after the Arrangement

         Upon completion of the Arrangement, the senior management of Ultra will consist of Michael Watford as Chairman, CEO and President, Bobby Fogle (currently Pendaries' Vice-President, Finance) as Vice-President, Accounting and Fox Benton, III as Vice-President, Finance. In addition, two current members of the board of directors of Pendaries will either join the Ultra board of directors upon completion of the Arrangement or will be nominated on the ballot for election at the next meeting of Ultra shareholders.

Directors' Recommendation

         The board of directors of Pendaries has determined that the transaction is fair to shareholders of Pendaries and in the best interests of the company, and has recommended that shareholders vote in favor of the transaction. The board of directors came to their determination based on the report of its special committee of directors and the opinion of Loewen, Ondaatje, McCutcheon Limited, the financial advisor to the special committee and the board of directors, that the consideration offered by Ultra for the acquisition of the common shares of Pendaries pursuant to the Arrangement is fair, from a financial point of view, to the Pendaries shareholders.

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

Shareholder Meetings

         The Arrangement requires the approval of both the Pendaries and Ultra shareholders at special meetings called for that purpose. Ultra has covenanted to hold a special meeting of its shareholders on or before December 15, 2000 at which the vote required to approve the Arrangement will be at least 50% of the votes cast. Pendaries expects that it will hold a special meeting of its shareholders in January 2001 at which the vote required to approve the Arrangement will be at least 66 2/3% of the votes cast. Further details of the Arrangement and the Pendaries special meeting will be contained in a proxy statement that will be sent to Pendaries shareholders. The Arrangement is subject to regulatory and other approvals and assuming such approvals are obtained, Pendaries and Ultra expect to close the Arrangement in January 2001.

Loan From Ultra to Pendaries

         In conjunction with this agreement, Ultra has provided a U.S. $5 million line of credit to Pendaries' subsidiary, Sino-American Energy Corporation ("Sino-American"). The line of credit will bear interest at the prime rate of Bank One, Texas N. A. The credit facility will be fully guaranteed by Pendaries and secured by the stock of Sino-American. Under the terms of the credit facility, any amounts borrowed by Sino-American must be repaid by December 31, 2001.

         No solicitation of Pendaries shareholders will be made except by means of a proxy statement that has been filed with and cleared by the U.S. Securities and Exchange Commission.

         This material includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Pendaries believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in Pendaries' business are set forth in the filings of Pendaries with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

         (c)   Exhibits

                99 - Press release of Pendaries Petroleum dated October 16, 2000


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 17, 2000
                                              PENDARIES PETROLEUM LTD.


                                              By:/s/Bobby J. Fogle

                                              Name: Bobby J. Fogle

                                              Title: Chief Financial Officer

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


                                   Exhibits

Pendaries Petroleum Ltd.

Announces Share Exchange Agreement With Ultra Petroleum

HOUSTON, TEXAS - October 16, 2000

AMEX SYMBOL: PDR
TSE SYMBOL: PDQ

--------------------------------------------------------------------------------
HOUSTON, TEXAS - Pendaries Petroleum Ltd. ("Pendaries") (AMEX: PDR / TSE: PDQ) announced today that it has entered into a definitive agreement with Ultra Petroleum Corp. ("Ultra") (TSE: UP) pursuant to which Ultra proposes to acquire all of the outstanding common shares of Pendaries in exchange for common shares of Ultra. Upon completion of the transaction, Pendaries will become a wholly-owned subsidiary of Ultra and existing Pendaries shareholders will own approximately 21% of the outstanding shares of Ultra after the transaction.

Under the agreement, Ultra will issue 1.58 shares of its common stock for each one share of Pendaries common stock. Based on the number of Pendaries common shares outstanding (including all outstanding in-the-money Pendaries stock options), Ultra will issue an aggregate of approximately 15 million shares of its common stock to the holders of Pendaries common stock. Under the terms of the transaction, Ultra intends to apply to be listed on the American Stock Exchange and will continue to be listed on the TSE after the closing. The average closing price of Ultra's shares for the last 10 days was U.S. $2.64 and the average closing price of Pendaries' shares for the last 10 days was U.S. $3.18.

In conjunction with this agreement, Ultra has provided a U.S. $5 million line of credit to Pendaries' subsidiary, Sino-American Energy Corporation ("Sino-American"). The line of credit will bear interest at the prime rate of Bank One, Texas N. A. The credit facility will be fully guaranteed by Pendaries and secured by the stock of Sino-American. Under the terms of the credit facility, any amounts borrowed by Sino-American must be repaid by December 31, 2001.

Robert E. Rigney of Pendaries will join the Ultra board of directors upon closing of the transaction or he will be nominated on the ballot for election at the next meeting of the Ultra shareholders. Michael D. Watford of Ultra will continue to serve as the Chairman of Ultra as well as its President and CEO.

"I believe that this is an outstanding arrangement for the shareholders of Pendaries," said Robert E. Rigney, Chairman and CEO of Pendaries Petroleum. "We anticipate that Ultra's strong cash flow combined with its revolving bank line of credit should be sufficient to cover the capital requirements of both Pendaries and Ultra in the future. Not only will Pendaries have its capital requirements covered, but Pendaries' shareholders will also participate in the upside potential of Ultra's Green River Basin natural gas play. The combined companies should immediately have positive earnings and cash flow. In addition, Mike Watford is an extremely astute oil and gas businessman and is just the right person to lead us into the future."

The transaction will be completed pursuant to a plan of arrangement (the "Arrangement") which must be approved by The Court of Queen's Bench of New Brunswick, Canada. The transaction is subject to customary conditions, including the approval of the shareholders of both Pendaries and Ultra, and is expected to close in early 2001. A proxy circular in respect of the Pendaries shareholders' meeting is expected to be mailed to shareholders following clearance by the United States Securities and Exchange Commission later this year. Ultra's shareholders' meeting is expected to be held in December of this year.

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

Ultra Petroleum is an independent natural gas exploration and production company focused on the Green River Basin of Wyoming. Ultra is listed on the Toronto Stock Exchange with 56,939,762 shares outstanding. Ultra has under lease more than 200,000 net acres in and around the prolific Jonah and Pinedale Anticline areas. According to Ultra's public reports, in June of 2000, the approval of 40 acre spacing in Jonah Field resulted in Ultra adding 22 infill locations many of which are included in Ultra's current drilling program. On the Pinedale Anticline, an environmental impact statement was finalized in late July 2000 allowing the commencement of full-field development over a large portion of Ultra's acreage position. At mid-year 2000, Ultra estimated its proved reserves to be 125 Bcf, with a SEC PV-10 value of $140.7 million.

In June 2000, Ultra initiated an 18 well drilling program in the Jonah field. According to Ultra's public reports, as of September 25, five wells of the 18 well program were drilled, completed and producing. Two of the 18 wells had been cased, one was logging and three were drilling. Ultra anticipates that the remaining 7 wells slated for the Jonah field will be drilled by year-end or shortly thereafter. On the Pinedale anticline, Ultra is participating in a ten well program. As of September 25, two had been cased and logged and were awaiting completion, one was logging, three were drilling, and the remaining four wells were expected to be drilling in October. According to Ultra's public reports, at September 25, production had increased to approximately 20 mmcfe per day from 10 mmcfe per day at June 30, 2000 and is anticipated to increase to 40 mmcfe per day by year-end.

Pendaries is a Houston based independent oil and gas exploration company with its primary focus in China. Pendaries, through its wholly owned subsidiary, Sino-American, owns an interest in two major offshore blocks in the Bohai Bay, China. The blocks cover approximately 766,000 acres and contain numerous 2D seismically identified prospects. To date, three major fields have been discovered: the CFD 2-1, the CFD 11-1 and the CFD 12-1. 3D seismic has been shot over the CFD 2-1 field and is currently being shot over a large area which covers both the CFD 11-1 and the CFD 12-1 fields, as well as nine other prospects in the area. After the 3D seismic data is analyzed, the Company and its partners plan a vigorous drilling program in 2001.

This material is not and should not be deemed to be a solicitation of shareholders of Pendaries under the Securities Exchange Act of 1934, as amended, which will only be made by means of a proxy statement to be filed with the Securities and Exchange Commission prior to its use.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Pendaries believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in Pendaries' business are set forth in the filings of Pendaries with the Securities and Exchange Commission.

For further information please contact:

Pendaries Petroleum Ltd. - Houston
Philip R. Henry
Vice President - Investor Relations

(713) 355-2900

(713) 355-3511 (Fax)

pendaries@myweb.net

website:  www.pendariespetroleum.com